Exhibit 99.1

    Hallwood Group Reports Results for the Fourth Quarter and Year Ended
                             December 31, 2002

   DALLAS, April 15 /PRNewswire-FirstCall/ -- The Hallwood Group Incorporated (Amex: HWG) today reported results for the fourth quarter and year ended December 31, 2002.
   For the quarter, the loss from continuing operations was $364,000, or $0.27 per share (assuming dilution), compared to a loss of $3.9 million, or $2.80 per share in 2001, on revenue of $25.8 million and $20.9 million, respectively. The net loss for the quarter was $681,000 in 2002, or $0.50 per share, compared to a net loss of $4.5 million, or $3.21 per share, in 2001. The 2002 quarter included a $317,000 loss from discontinued operations. The 2001 quarter included an impairment charge of $1.4 million from the textile products segment and a $575,000 loss from discontinued operations.
   For the year, income from continuing operations was $3.4 million, or $2.38 per share, compared to a loss of $5.5 million, or $3.89 per share, in 2001, on revenue of $97.2 million and $81.4 million, respectively. Net income was $7.4 million in 2002, or $5.19 per share, compared to $4.2 million, or $2.95 per share, in 2001. The 2002 results included income from discontinued operations of $3.4 million, principally related to gains from the extinguishment of debt on the disposition of two hotel properties. The 2001 results included income of $9.8 million from discontinued operations, primarily resulting from a gain on the sale of the Company's investment in its former Hallwood Energy Corporation affiliate.
   Following is a comparison of results by business segment for the fourth quarters and years ended December 31, 2002 and 2001:

   Real Estate The real estate segment reported income of $769,000, on revenue of $1.8 million in the 2002 quarter, compared to income of $641,000, on revenue of $1.5 million in 2001.
   For the year, the real estate segment reported income of $4.6 million, on revenue of $7.1 million, compared to income of $3.2 million, after $2.4 million of litigation expense, on revenue of $8.5 million in 2001.

   Textile Products The textile products segment reported income of $777,000 in the 2002 quarter, on revenue of $23.2 million, compared to a loss of $2.0 million in the 2001 quarter, on revenue of $18.4 million. The increase was principally due to an impairment of goodwill of $1.4 million in 2001.
   For the year, the textile products segment reported income of $2.7 million, on revenue of $85.9 million, compared to a loss of $2.1 million, which included an impairment charge of $1.4 million, on revenue of $69.6 million in 2001.

   Other The other segment which consists principally of deferred revenue from a noncompetition agreement, less interest, administrative expenses and additional cost of a Separation Agreement, reported losses of $1.5 million and $1.0 million, for the 2002 and 2001 quarters, respectively.
   For the 2002 and 2001 years, the loss was $1.6 million and $4.1 million, respectively. The reduced loss in 2002 was primarily due to a full year of amortization of deferred revenue from the noncompetition agreement, lower interest expense and an $800,000 loss from extinguishment of debt in 2001.

   Income Taxes The 2002 quarter income tax expense attributable to continuing operations was $459,000 and included a non-cash, deferred federal tax benefit of $20,000, a federal tax charge of $16,000 and state tax expense of $463,000. The 2001 quarter income tax expense was $1.5 million and included a deferred federal tax charge of $1.4 million, a $35,000 federal tax charge and state tax expense of $81,000.
   For the 2002 year, income taxes attributable to continuing operations was $2.3 million, which included a deferred federal tax charge of $1.5 million, a current federal tax charge of $50,000 and state tax expense of $813,000. For the 2001 year, income taxes attributed to continuing operations were $2.4 million, which included a deferred federal tax charge of $2.1 million, current federal tax of $58,000 and state taxes of $244,000.

   Discontinued Operations The loss from discontinued operations in the 2002 quarter was $317,000, compared to a loss of $575,000 in the 2001 quarter.
   For the 2002 year, the discontinued hotels segment reported income of $3.4 million, including gains from extinguishment of debt of $5.8 million less a deferred tax charge of $1.8 million. For the 2001 year, the discontinued hotels segment reported a loss of $1.4 million, including an impairment charge of $935,000 less a net tax benefit of $500,000.

   In May 2001, the Company sold its Hallwood Energy Corporation affiliate and received $18.0 million in cash for its common stock. In June 2001, the Company received an additional $7.25 million in cash for a noncompetition agreement. For the 2001 year the discontinued energy segment reported income of $11.1 million, including a gain on disposal in the amount of $8.7 million.

   Cumulative Effect of Changes in Accounting Principles
   Effective from the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142 - Goodwill and Other Intangible Assets. The adoption resulted in the recording of $568,000 of income, which represented the unamortized amount of negative goodwill associated with the Company's investment in Hallwood Realty Partners, L.P.

   The following table sets forth selected financial information for the quarters and years ended December 31, 2002 and 2001, respectively.


                      THE HALLWOOD GROUP INCORPORATED
                  (In thousands, except per share amounts)

                             Quarter Ended               Year Ended
                              December 31,               December 31,
                           2002          2001         2002          2001

   Revenue                $25,827       $20,913      $97,156       $81,402

   Income (loss) from
    continuing operations
    before income taxes       $95       $(2,442)      $5,711       $(3,042)
   Income taxes               459         1,497        2,319         2,423

   Income (loss) from
    continuing operations    (364)       (3,939)       3,392        (5,465)
   Income (loss) from
    discontinued operations,
    net of tax               (317)         (575)       3,402         9,750
   Income (loss) before
    cumulative effect of
    changes in accounting
    principles               (681)       (4,514)       6,794         4,285
   Income (loss) from
    cumulative effect of
    changes in accounting
    principles                ---           ---          568           (40)
   Net income (loss)         (681)       (4,514)       7,362         4,245
   Less: Preferred stock
    dividend                  ---           ---          (50)          (50)
   Net income (loss)
    available to common
    stockholders            $(681)      $(4,514)      $7,312        $4,195

   PER COMMON SHARE
   BASIC:
   Income (loss) from
    continuing operations  $(0.27)       $(2.80)       $2.45        $(3.89)
   Income (loss) from
    discontinued
    operations              (0.23)        (0.41)        2.50          6.87
   Income (loss) from
    cumulative effect of
    changes in accounting
    principles                ---           ---         0.42         (0.03)
   Net income (loss)       $(0.50)       $(3.21)       $5.37         $2.95

   Weighted average
    shares outstanding      1,361         1,407        1,361         1,420

   ASSUMING DILUTION:
   Income (loss) from
    continuing operations  $(0.27)       $(2.80)       $2.38        $(3.89)
   Income (loss) from
    discontinued
    operations              (0.23)        (0.41)        2.41          6.87
   Income (loss) from
    cumulative effect of
    changes in accounting
    principles                ---           ---         0.40         (0.03)
   Net income (loss)       $(0.50)       $(3.21)       $5.19         $2.95

   Weighted average
    shares outstanding      1,361         1,407        1,415         1,420

   Results include reclassifications of (i) extraordinary gains or loss from early extinguishment of debt to continuing operations, as required by Statement of Financial Accounting Standards No. 145, and (ii) the gross-up of certain real estate expenses for parking, construction and tenant services that were previously netted against revenues, as required by EITF No. 01-14 "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred." The reclassifications had no effect on previously reported net income.

   Certain statements in this press release may constitute "forward-looking statements", which are subject to known and unknown risks and uncertainties including, among other things, certain economic conditions, competition, development factors and operating costs that may cause the actual results to differ materially from results implied by such forward-looking statements. These risks and uncertainties are described in greater detail in the Company's periodic filings with the SEC.